UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2009

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2970 Clairmont Road, Suite 300

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 28, 2009, TRX Inc., (“TRX”) executed a second letter of amendment (the “Amendment”) to the Master Service Agreement between TRX and Expedia, Inc. (“Expedia”), dated January 1, 2007 and amended on March 30, 2007 and February 19, 2009 (the “Agreement”), which expires on December 31, 2010. The Amendment, effective January 1, 2010, updates certain pricing terms of the Agreement through calendar year 2010 and further defines the scope of work for certain processes under the Agreement. The terms of the Amendment will automatically renew for an additional twelve month period unless either party provides the other with written notice of non-renewal prior to July 1, 2010.

As disclosed in our Form 10-Q dated November 13, 2009, we expect that 2010 revenues from Expedia will be 10-15% lower than in 2009. We expect that licensing and services that generated over half of our 2009 revenues from Expedia will cease at the end of 2010, and that 2011 revenues from Expedia therefore will be less than one-third their 2009 level.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: December 29, 2009	/S/ DAVID D. CATHCART
David D. Cathcart Chief Financial Officer